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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 2005


                             SYNERTECK INCORPORATED
               (Exact Name of Registrant as Specified in Charter)




           Delaware                                   0-50754                                     20-0929024
(State of Other Jurisdiction                      (Commission File                              (IRS Employer
       of Incorporation)                              Number)                                 Identification No.)

11585 SOUTH STATE, SUITE 102, DRAPER, UTAH                                             84020
  (Address of Principal ExecutiveOffices)                                            (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (801) 816-2505

                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Synerteck Incorporated (the "Company") has entered into a Letter of Intent to acquire all of the issued and outstanding shares of IFSA Strongman Ltd., (the "Acquisition") a company organized under the laws of England and Wales. ( "IFSA") In exchange, the Company has agreed to issue the shareholders of IFSA 20,000,000 shares of common stock of the Company. The closing date for the acquisition is expected to be December 5, 2005.

     Following the Acquisition, the Company will have 26,000,000 shares of Common Stock issued and outstanding. The Company also has 50,000 shares of Preferred Stock issued and outstanding.

     Conditions to closing the Acquisition include the following:

          (a)  Approval by the Company Board of Directors;

          (b) Satisfactory due diligence conducted by the Company, including a site inspection of IFSA's books and records;

          (c)   No liabilities on the Company's books and records;

          (d) Receipt of $300,000 from a private placement of the company's securities, which investors shall receive registration rights for their securities purchased at $0.40 per common share equivalent.

     Following the closing of the Acquisition, the Company is expected to change its name following the Acquisition to more appropriately describe the main business of the Company. The Company's main business will be to market and produce Strongman competitions worldwide.



SIGNATURES
----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 SYNERTECK INCORPORATED

                                                 By:  /s/ Chene Gardner
Date:  November 30, 2005                         ______________________________

                                                 Chene Gardner
                                                 Chief Financial Officer